GUARANTY AGREEMENT
                               ------------------

     THIS GUARANTY AGREEMENT ("Guaranty"), dated January 14, 1999, is made and entered into upon the terms hereinafter set forth, by HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Guarantor"), in favor of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").


                                    RECITALS:
                                    ---------

     WHEREAS, pursuant to a Loan Agreement dated October 22, 1996, by and between TRC Acquisition Corporation, a Georgia corporation ("TRC") and Lender (the "Loan Agreement"), Lender has made a loan to TRC in the original principal amount of $2,000,000 (the "Loan");

     WHEREAS, the Loan is evidenced by an Amended and Restated Secured Promissory Note of even date herewith, in the Loan amount, made and executed by Hartan, Inc., a Texas corporation ("Hartan") payable to the order of Lender (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Note");

     WHEREAS, pursuant to an Assumption Agreement and Consent of even date herewith Hartan is assuming all of the obligations of TRC under the Loan Documents (as defined in the Loan Agreement);

     WHEREAS, on or before the date hereof, TRC will merge with and into Hartan pursuant to the terms and conditions of an Amended and Restated Agreement and Plan of Merger by and among Harvest Restaurant Group, Inc., Hartan and TRC (the "Merger");

     WHEREAS, it is a condition of Lender's agreement to consent to the Merger that Guarantor execute and deliver this Guaranty to Lender; and

     WHEREAS, Guarantor desires to execute and deliver this Guaranty to Lender in order to induce Lender to consent to the Merger, which will be to the direct interest, advantage and benefit of Guarantor, who is the parent of Hartan.


                                   AGREEMENT:
                                   ----------

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to consent to the Merger, Guarantor hereby agrees as follows:

     1. Guarantor hereby guarantees to Lender the full and prompt payment and performance of (a) the indebtedness evidenced by the Amended and Restated Note, principal and any and all interest accrued or to accrue thereon, (b) the obligations of Hartan to Lender pursuant to the Amended and Restated Note, the Loan Agreement and any and all other instruments, documents and/or agreements now or hereafter further evidencing, securing or otherwise related to the indebtedness evidenced by the Amended and Restated Note (collectively the "Loan

Documents") and (c) any and all other indebtednesses and other obligations of Hartan to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Hartan (the aforesaid indebtedness and other obligations are sometimes herein collectively referred to as the "Guaranteed Obligations"). Guarantor hereby agrees that if the Guaranteed Obligations are not timely paid and/or performed, as the case may be, in accordance with the terms thereof, Guarantor immediately will pay and/or perform such Guaranteed Obligations. If for any reason any payment or obligation in respect of the Guaranteed Obligations shall be determined at any time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty nevertheless shall remain in full force and effect and shall be fully enforceable against Guarantor for the payment or obligation set aside, returned or repaid, as well as any other Guaranteed Obligations still outstanding, notwithstanding the fact that this Guaranty may have been cancelled, released and/or returned to Guarantor by Lender.

     2. In  addition  to the  obligations  of  Guarantor  to Lender  pursuant to
Section 1 hereof, Guarantor further agrees to pay any and all expenses (including without limitation attorneys' fees) reasonably incurred by Lender in endeavoring to collect and/or enforce the obligations of Guarantor under this Guaranty.

     3. Guarantor shall furnish to Lender (a) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, an audited balance sheet of Guarantor as of the close of such fiscal year, an audited statement of operations of Guarantor as of the close of such fiscal year and an audited statement of cash flows for Guarantor for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Guarantor at the close of such fiscal year and the results of its operations during such fiscal year and (b) within thirty (30) days of the end of each calendar month, a status report indicating the financial performance of Guarantor during such month and the financial position of Guarantor as of the end of such month in the same format required by Lender for Hartan under the Loan Agreement.

     4. Guarantor hereby waives notice of any breach or default by Hartan, and hereby further waives presentment, demand, notice of dishonor and protest with respect to any instrument now or hereafter evidencing any of the Guaranteed Obligations.

     5. Any act of Lender consisting of a waiver of any of the terms, covenants or conditions of the Guaranteed Obligations, or the giving of any consent to any matter or thing relating to the Guaranteed Obligations, or the granting of any indulgences or extensions of time to Hartan, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

     6. The obligations of Guarantor hereunder shall not be released by Lender's receipt, application or release of any security given for the payment, performance and observance of any of the Guaranteed Obligations. Similarly, the obligations of Guarantor hereunder shall not be released by any modification of any of the terms of the Guaranteed Obligations made by Lender and Hartan, but in the case of any such modification, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification.

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


     7. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Hartan in any creditors' receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Hartan or the estate of Hartan in bankruptcy, or of any remedy for the enforcement of any of the Guaranteed Obligations resulting from the operation of any present or future provision of the Federal bankruptcy law or any other statute or the decision of any court, (c) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Guaranteed Obligations in any such proceedings, (d) the assignment or transfer of any of the Guaranteed Obligations by Lender, (e) the death or any disability or other defense of Hartan, or (f) the cessation from any cause whatsoever of the liability of Hartan with respect to the Guaranteed Obligations.

     8. Until all of the covenants, terms and conditions of Hartan with respect to the Guaranteed Obligations are fully paid, performed, kept and/or observed, Guarantor, (a) shall have no rights of reimbursement or subrogation against Hartan or any of its property by reason of any payment or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder, (b) waives any right to enforce any remedy that Guarantor now or hereafter shall have against Hartan by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder, and (c) subordinates any liability or indebtedness of Hartan now or hereafter held by Guarantor to the obligations of Hartan to Lender under the Guaranteed Obligations.

     9. This is a guaranty of payment and performance and not of collection. The liability of Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Hartan or any other person, nor against any collateral available to Lender. Guarantor hereby waives any right to require that an action be brought against Hartan or any other person or to require that resort be had to any collateral in favor of Lender prior to discharging its obligations hereunder. Guarantor further waives any right of Guarantor to require that an action be brought against Hartan under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time.

     10. Guarantor hereby consents and agrees that all payments and credits received from Hartan or Guarantor or realized from any collateral may be applied by Lender to the Guaranteed Obligations in such priority as Lender in its sole judgment shall see fit.

     11. In the event that Guarantor consists of more than one person or entity, the obligations of Guarantor hereunder shall be joint and several, and all references herein to "Guarantor" shall refer to each of said persons or entities jointly and severally. This Guaranty is assignable by Lender, and any assignment of the Guaranteed Obligations or any portion thereof by Lender shall operate to vest in the assignee the rights and powers of Lender hereunder to the extent of such assignment. This Guaranty shall be binding upon Guarantor and Guarantor's heirs, representatives, successors, successors-in-title and assigns, and shall inure to the benefit of Lender, its successors, successors-in-title and assigns.

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


     12. This Guaranty shall be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be performed within said State. No amendment or modification hereof shall be effective unless evidenced by a writing signed by Guarantor and Lender. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.

     13. Guarantor hereby waives notice of acceptance of this Guaranty by Lender.

     14. Guarantor hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     15. LENDER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

     16. This Guaranty may be executed in any number of counterparts and by different parties to this Guaranty in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

     17. Without the prior written consent of Lender, Guarantor shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Guarantor, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan nor grant any preemptive rights with respect to the capital stock of Guarantor.

     Notwithstanding the foregoing:

          A. So long as (i) the Fixed Charge Coverage Ratio (as hereinafter defined) is 1.1 to 1 or above, (ii) Guarantor causes Hartan to make a principal prepayment on the Note equal to the aggregate amount of the dividends being paid on the Series A Preferred Stock simultaneously with paying such dividends and
(iii) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, Guarantor may pay cash dividends on its Series A Preferred Stock as set forth in Guarantor's current Articles of Incorporation; provided, however that no cash dividend shall be paid on the Series A Preferred Stock if the payment of such dividend would cause the Fixed Charge Coverage Ratio to be less than 1.1 to 1. Fixed Charge Coverage Ratio shall be the quotient of (i) the sum of net income, plus interest expense, plus taxes, plus depreciation, plus amortization, plus rental payments for leased real estate, plus lease payments for capitalized obligations, divided by (ii) the sum of current interest expense on indebtedness, plus the amount of current maturities of long term indebtedness, plus the amount of rental payments for leased real estate, plus lease payments for capitalized obligations, all of the foregoing determined in accordance with generally accepted accounting principles on a consolidated basis for the most recent fiscal year end.

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


          B. So long as (i) Guarantor causes Hartan to make a principal prepayment on the Note equal to the aggregate amount of the dividends being paid on the Series D Preferred Stock simultaneously with paying such dividends and
(ii) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, Guarantor may pay cash dividends on its Series D Preferred Stock as set forth in Guarantor's Articles of Incorporation as amended on or about the date that the Articles and Certificate of Merger relating to the Merger are filed with the Secretaries of State of Georgia and Texas.

          C. Guarantor may pay dividends in shares of its Common Stock to all holders of any series of its preferred stock pursuant to the terms of such series of preferred stock; and issue shares of its capital stock upon the conversion by any holder or holders of shares of any series of its preferred stock pursuant to the terms of such series of preferred stock.

     IN WITNESS WHEREOF,  the undersigned  Guarantor has executed this Guaranty,
or  has  caused  this   Guaranty   to  be   executed  by  its  duly   authorized
representative, as of the date first above written.

                                        HARVEST RESTAURANT GROUP, INC.


                                        By: /s/ Timothy R. Robinson
                                        Title: VP CFO




ACCEPTED this 23rd day of January, 1999.

SIRROM CAPITAL CORPORATION,
a Tennessee corporation


By: /s/ Elizabeth Lurding
Title: /s/ Vice President


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